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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-106949) and related Prospectus of Valero Energy Corporation for the registration of 10,000,000 shares of its 2% Mandatory Convertible Preferred Stock and to the incorporation by reference therein of our report dated March 19, 2003, with respect to the consolidated financial statements of Valero Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


September 16, 2003
San Antonio, Texas